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                                                                   EXHIBIT 10.64

                                    EXHIBIT C

                            GENERAL CABLE CORPORATION

                       CODE OF BUSINESS CONDUCT AND ETHICS

                           (Adopted December 16, 2003)

INTRODUCTION

This Code of Business Conduct and Ethics (this "Code") applies to General Cable Corporation and its subsidiaries (together, the "Company").

We expect the Company's associates and officers ("associates") and members of its Board of Directors ("directors") to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business with honesty and in compliance with laws and high ethical standards. Each associate and director is expected to read this Code and demonstrate personal commitment to the standards set forth in this Code and report violations in accord with guidance in the Code. Associates and directors who do not comply with the standards in the Code may be subject to discipline in light of the nature of the violation.

Any questions about this Code or the appropriate course of conduct in a particular situation should be directed to your supervisor, the leader of your business or functional team, a member of the Leadership Team or your business unit chief executive or managing director if you are outside North America ("Responsible Person"). You should also be aware that the Company's General Counsel is our Ethics Advisor and can respond to questions on a confidential basis. You can reach him at (859) 572-8890 or by e-mail at rsiverd@generalcable.com.

Any waiver of the provisions of this Code for executive officers or directors of the Company may be made only by our Board of Directors or a Board Committee and must be promptly disclosed to our stockholders.

A copy of this Code of Business Conduct and Ethics will be posted on the Company's website and will be mailed to any shareholder on request. In addition, availability of the Code will be disclosed annually in the Company's annual report on Form 10-K filed with the SEC.

This Code gives general advice and is not intended as a detailed guide for all situations. Associates and directors will find additional advice on compliance with laws and ethical standards in the Company's Compliance Guidelines and the Business Guidelines for International Associates, and other workplace rules we may from time to time communicate. These other Guidelines both complement and supplement the Code of Ethics and we expect associates to comply with them as well.

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RESPONSIBILITIES

I.       COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         All associates and directors must respect and obey all laws applicable to the Company's business, including state, local and country laws in the geographic areas in which the Company operates.

II.      CONFLICTS OF INTEREST

         A conflict of interest occurs when the private interest of an associate or director interferes in any way - or appears to interfere - with the interests of the Company as a whole. For example, conflicts of interest arise when an associate or director or a member of his or her family receives improper personal benefits as a result of his or her position with the Company. Conflicts of interest also can arise when an associate or director takes action or has interests that may make it difficult to make objective decisions on behalf of the Company or to perform his or her duties objectively and effectively.

         As a rule, transactions that involve a conflict of interest are prohibited, except as preapproved in accord with Company policy and procedures. Any associate or director who becomes aware of a conflict or potential conflict, or who has a question about whether a conflict exists, must bring it to the attention of a Responsible Person or the General Counsel.

III.     CORPORATE OPPORTUNITIES

         Associates and directors are prohibited from (a) taking for themselves personally any opportunities that arise or are discovered through the use of corporate property, information or position, (b) using corporate property, information or position for personal gain, and (c) directly or indirectly competing with the Company. Associates and directors owe a duty to the Company to advance the Company's legitimate interests when the opportunity to do so arises.

IV.      INSIDER TRADING

         The Company has a securities trading policy and all associates and directors must abide by its terms. This policy, among other things, provides that associates and directors may not buy or sell shares of the Company traded on the New York Stock Exchange when they are in possession of material, non-public information. They also are prohibited from passing on such information to others who might make an investment decision based on that information. Associates and directors also may not trade in stocks of other companies about which they learn material, non-public information through the course of their employment or service. Any questions about whether information is material or has been adequately disclosed to the public should be directed to the Company's General Counsel.

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V.       CONFIDENTIALITY

         Associates and directors should maintain the confidentiality of proprietary and confidential information entrusted to them by the Company or its customers and suppliers, except when disclosure is authorized or legally mandated. "Confidential information" includes all non-public information that might be of use to competitors or harmful to the Company or its customers or suppliers, if disclosed, such as business plans, marketing strategies, pricing or proprietary manufacturing processes. This obligation to protect confidential information does not cease when an associate or director leaves the Company. Any questions about whether information is confidential should be directed to the Company's General Counsel.

VI.      FAIR DEALING

         Each associate and director should endeavor to deal fairly with the Company's competitors, suppliers, customers and associates. No associate or director should take unfair advantage of any other person through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or other unfair practices.

VII.     PROTECTION AND PROPER USE OF THE COMPANY'S ASSETS

         All associates and directors have a duty to protect the Company's assets and ensure that they are used properly and efficiently. Theft, carelessness and waste have a direct impact on the Company's profitability and financial health. The Company's assets should be used only for legitimate business purposes and associates and directors should take measures to ensure against their theft, damage or misuse. These assets include intellectual property such as patents, trademarks, trade secrets, business and marketing plans, salary information and any unpublished financial data and reports. Any unauthorized use or distribution of this information is a violation of this Code.

VIII.    ACCURACY OF RECORDS AND REPORTING

         All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the matters to which they relate and must conform both to applicable legal requirements and to the Company's system of internal controls. The making of false or misleading records or documentation is strictly prohibited. The Company must operate in compliance with all applicable laws and regulations regarding the preservation of records. Records should be retained or destroyed only in accordance with the Company's document retention policies.

IX.      DISCLOSURE CONTROLS AND PROCEDURES

         The Company is required by SEC rules in the United States to maintain effective "disclosure controls and procedures" so that financial and non-financial

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         information required to be reported to the SEC is timely and accurately reported both to our senior management and in public filings the Company makes. All associates are expected, within the scope of their employment duties, to support the effectiveness of these disclosure controls and procedures. To that end, it is Company policy to promote the full, fair, accurate, timely and understandable disclosure in reports and documents filed with the SEC and otherwise communicate to the public.

X.       IMPROPER INFLUENCE ON CONDUCT OF AUDITS

         Associates must not take any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company. Associates must also not take any action to fraudulently influence, coerce, manipulate, or mislead any member of the Company's internal auditors engaged in the performance of an internal audit or investigation. Further, associates need to cooperate in any audit or investigation being conducted by the Company's internal or external auditors.

XI.      INTERACTION WITH PUBLIC OFFICIALS AND ENTERTAINMENT AND GRATUITIES

         When dealing with public officials, associates and directors must avoid any activity that is or appears illegal or unethical. The giving of gifts, including meals, entertainment, transportation and lodging, to government officials in the various branches of U.S. government, state and local governments and foreign governments, is restricted by law. Associates and directors must obtain preapproval from the Company's General Counsel before providing anything of value to a government official or associate in the United States. These rules do not, however, apply to individual lawful political contributions.

         In addition, the U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. Illegal payments to government officials of any country are strictly prohibited.

         The Company believes that business decisions by its non-governmental customers should be made solely on the basis of the Company's quality, service, price and other competitive factors. Gifts and entertainment of nominal value are used to create good will with non-governmental customers. If they go beyond that and make the customer feel obligated to offer any special consideration to the Company, they are unacceptable. The Company's policy is to avoid even the appearance of favoritism based on business entertainment or gratuities.

         Associates should exercise good judgment and moderation and should only offer gratuities to customers to the extent they are in accordance with reasonable customs in the marketplace.

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         Normal and reasonable entertainment of non-governmental customers and suppliers covered by standard expense account reporting is permissible when not contrary to applicable law or to the non-governmental customer's or supplier's own policy.

XII.     ENVIRONMENTAL PROTECTION

         The Company fully supports the belief that each associate has a responsibility to protect the environment and human life and health. It is, therefore, very important that each associate accept responsibility for compliance with laws and regulations governing the protection of the environment. No individual will knowingly buy for use at the Company, use or dispose of, other than in accord with the law, any chemical or other substance which it is illegal to use or dispose of where we operate. Supervisors and managers are expected to stay current with all relevant laws and regulations concerning the protection of the environment, to seek professional guidance when necessary, and to assure compliance with the laws and regulations.

         Individuals who knowingly violate any environmental law or regulation will be subject to discharge and prosecution. Accidental incidents which affect the environment must be reported immediately and measures must be undertaken immediately to minimize environmental impact.

XIII.    USE OF ELECTRONIC RESOURCES

         The Company's electronic technical resources - including desktop and portable computer systems, fax machines, Internet and World Wide Web
         (Web) access, voice mail, electronic mail (e-mail), and intranet, as well as the use of any company-paid accounts, subscriptions, or other technical sources - enable associates quickly and efficiently to access and exchange information throughout the Company and around the world.

         These technical resources are provided for the benefit of the Company and its customers and suppliers. They are provided only for use to pursue company business, unless otherwise authorized. Associates are permitted to use the Company's technical resources for occasional, non-work, non-prohibited purposes. Nevertheless, other than specific legal exceptions, associates have no right or privacy as to any information or file transmitted or stored on or through the company's electronic technical resources. Associates are responsible for ensuring that they use the technical resources provided in an effective, ethical, and legal manner.

         Use of the Company's technical resources may not be used for personal gain, the advancement of individual views, or the solicitation of non-Company business or activities. Your use of the Company's technical resources must not interfere with your productivity, the productivity of any other associate or the operation of the Company's technical resources.

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         Sending, saving, or viewing offensive material using the Company's technical resources is prohibited. Messages stored or transmitted must not contain content that may reasonably be considered offensive to any associate. Offensive material includes, but is not limited to, sexual comments, jokes or images, racial slurs, gender-specific comments, or comments or images that would offend someone on the basis of a person's race, color, creed, sex, age, national origin, or physical or mental disability. Use of the Company's technical resources to harass, discriminate or for other prohibited purposes is unlawful and strictly forbidden, and will be subject to discipline, up to and including termination of employment.

COMPLIANCE STANDARDS AND PROCEDURES

We understand that no code or policy can address every scenario or answer every question. To ensure that all associates and directors can obtain prompt answers to their questions and inquiries, we have implemented the following policies and procedures.

COMPLIANCE

All associates and our officers and directors are expected to be familiar with this Code and apply it in the performance of their responsibilities. Associates and officers who violate this Code are subject to disciplinary action up to and including termination of employment and may be subject to civil and/or criminal action. Supervisors are responsible for ensuring compliance with this Code by monitoring and enforcing this Code within their areas of responsibility. All of General Cable's supervisors are expected to lead by example and communicate a real concern for adherence to these ethical guidelines.

Business team general managers and functional leaders are also responsible for overseeing compliance with this Code and should be familiar with it and related Compliance Guidelines and be prepared to answer questions from those whom they supervise.

In addition, the Company's General Counsel has responsibility for overseeing and monitoring compliance with this Code. The General Counsel will make periodic reports to the Company's Audit Committee regarding the implementation and effectiveness of this Code as well as the Company's policies and procedures to ensure compliance with this Code. You can reach the General Counsel at 859-572-8890 or rsiverd@generalcable.com.

ASKING QUESTIONS AND REPORTING VIOLATIONS

All associates are encouraged to speak with their supervisors when in doubt about the best course of action in a particular situation. If you are still in doubt, consult with a Responsible Person or the General Counsel.

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We expect all associates to immediately report to the appropriate Company personnel evidence of any improper conduct, violation of law or regulations of this Code. Responsible Persons are required to report violations reported to them to the General Counsel. The Company does not permit retaliation or discrimination of any kind against associates who reasonably believe there has been possible illegal or unethical conduct and who in good faith report the conduct to us. However, it is a violation of our policy for any associate to communicate a report claiming illegal or unethical conduct which the associate knows to be false.

You can report to us in writing by mail addressed to the Legal Department, Attention R. Siverd. You can also report using the Hotline - Associates in the United States, Canada, Puerto Rico and the U.S. Virgin Islands can call 1-877-888-0002 or in all other worldwide locations call collect following country-specific collect call procedures to 1-770-810-1147. Operators are available who speak English and Spanish and translation services are available for other languages as needed.

Further, if you are reporting violations regarding accounting, internal controls or auditing, you can also bring this to the attention of the Audit Committee of General Cable's Board of Directors any questions, concerns or complaints you may have regarding accounting, internal accounting controls or auditing matters. In addition to the procedures outlined above, the Audit Committee has established additional procedures for:

- the receipt, retention and treatment of complaints received by General Cable regarding accounting, internal accounting controls and auditing matters; and

- the confidential, anonymous submission by employees of concerns regarding what they may perceive as questionable accounting or auditing matters.

INVESTIGATIONS

Reported violations will be promptly investigated. The person reporting the violation should not conduct an investigation on his or her own. However, associates and directors are expected to cooperate fully with any investigation made by the Company or any of its representatives.

ADDITIONAL RESOURCES

         Depending upon your responsibility within the Company, you may be provided with additional written Company policies or guidance which govern your conduct with respect to particular matters. The Guidelines currently contain an Appendix on Insider Trading in Stock that gives more detail on that topic. Associates will also receive specific training in areas where additional training is helpful.

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